UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Registration Statement
on Form S-8
Under the Securities Act of 1933

American International Industries, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	88-0326480
(State of Incorporation)	(IRS Employer Identification Number)

601 Cien Street, Suite 235, Kemah TX	77565
(Address of Principal Executive Offices)	(Zip Code)

2004 Employee Incentive and Stock Option Plans and Stock Option Agreements
(Full title of the plan)

Daniel Dror, 601 Cien Street, Suite 235, Kemah TX 77565 (281)-334-9479
(Name, address and telephone number of agent for service)

Approximate Date of Commencement of Proposed Sales under the Plans:
As soon as practicable after this Registration Statement becomes effective

Total Number of Pages: 7
Exhibit Index begins on sequentially numbered page: 4

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $.001	150,000(1)	$6.50(2)	$975,000	$89.70

(1) Securities being registered consist of common stock issuable to employees under the 2004 employee incentive plan, common stock issuable under the 2004 stock option plan and common stock issuable under stock option agreements previously granted. Each plan and the option agreements qualify as an employee benefit plan as defined under Rule 405 of Regulation C.
(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low stock price of the Registrant's common stock on OTCBB on July 19, 2004.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. PLAN INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The employees participating in the 2004 employee incentive and stock option plans and recipients of the options granted under option agreements shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus directed in writing or orally to the Registrant's CEO or corporate secretary at 601 Cien Street, Suite 235, Kemah, TX 77565, telephone number (281) 334-9479.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

By this reference, the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this registration statement:

Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2004 as filed with the Commission on May 13, 2004.
Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Commission on April 14, 2004.
Registrant's current report on Form 8-K, as filed with the Commission on March 11, 2004.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The Registrant's common stock is registered under Section 12(g) of the Exchange Act. The description of the Registrant's common stock is set forth in the Registrant's Definitive Proxy Statement filed with the Commission on May 9, 2003 and the Registrant's registration statement on Form 10-SB12g/A dated December 21, 1999, as filed with the Commission.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada General Corporation Law allows the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any amounts if it is later determined that the person was not entitled to be indemnified by the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibits
5	Opinion of Thomas J. Craft, Jr., P.A., regarding legality of the securities filed herewith.
23.1	Consent of Thomas J. Craft, Jr., P.A., contained in Exhibit 5 filed herewith.
23.2	Consent of R. E. Bassie & Co., Certified Public Accountants.

ITEM 9. UNDERTAKINGS
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this July 23, 2004.

American International Industries, Inc.
/s/ Daniel Dror
CEO, President and Chairman

Exhibit 5

Thomas J. Craft, Jr., P.A.
11000 Prosperity Farms Road, Suite 101
Palm Beach Gardens, FL 33401
Phone: 561-543-2233

July 23, 2004
U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	American International Industries, Inc.
Commission File No. 0-25223
Registration Statement on Form S-8

Gentlemen:

I have been requested by American International Industries, Inc.(the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with this registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering a total of 150,000 shares of common stock to be registered under the Registrant's 2004 Employee Incentive and Stock Option Plans and Stock Option Agreements.

In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in this registration statement and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act of 1934. I have also reviewed other documents of the Registrant and have further determined that the shares when issued will have been legally issued, fully paid and non-assessable. Further, the Registrant has duly authorized the issuance of the shares and the filing of this registration statement on Form S-8 under the Act. I hereby consent to the inclusion of this opinion in the registration statement on Form S-8 being duly filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Thomas J. Craft, Jr., P.A.
Thomas J. Craft, Jr., P.A.

Exhibit 23.1

(Contained in Opinion-Exhibit 5.1)

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

R. E. Bassie & Co.
Certified Public Accountants

6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2220
Tel: (713) 272-8500 Fax: (713) 272-8515
E-Mail: Rebassie@aol.com

American International Industries, Inc.
Kemah, TX

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004, relating to the consolidated financial statements of American International Industries, Inc., appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

/s/ R. E. Bassie & Co.
Houston, Texas

July 23, 2004